EXHIBIT 99.1

Camber Energy Provides Update to Shareholders

HOUSTON, TX / ACCESSWIRE / August 27, 2024 -- Camber Energy, Inc. (OTC:QB: CEIN) (“Camber” or the “Company”), a growth-oriented diversified energy company, today shares an open letter to shareholders.

Dear Shareholders,

We take this opportunity to provide a brief update on certain matters involving the Company.

OTC:QB Designation

Effective August 27, 2024, the Company’s shares of common stock, trading under the symbol “CEIN”, have been approved for upgraded quotation on the OTCQB Venture Market. The OTCQB is a premier marketplace for entrepreneurial and development stage U.S. and international companies that are committed to providing a high-quality trading and information experience for their U.S. investors. To be eligible, companies must be current in their financial reporting, pass a minimum bid price test, and undergo an annual company verification and management certification process every six months. The OTCQB quality standards provide a strong baseline of transparency, as well as the technology and regulation to improve investors' access to information and trading experience.

NYSE (American)

We respectfully disagree that it was necessary for the staff at the NYSE (American) to exercise their discretion and commence delisting proceedings vis-à-vis Camber due to the low stock price, in particular given current macroeconomic conditions and geopolitical tensions in certain regions.  We were confident in the ability to successfully appeal the NYSE’s decision if we demonstrated an immediate intent to effect a reverse stock split at a significant consolidation ratio but we were concerned about immediately re-exposing shareholders to the vagaries of the stock market and to what some believe have been questionable trading practices on the national exchanges over the past twelve to eighteen months, in particular involving small and mid-cap companies.  It is very possible that our stock price would decline immediately or shortly thereafter, as has happened with other companies recently as well as our own in prior years following a stock split.

As we continue to focus on executing our growth strategy, we believe it is appropriate for the near term to limit the Company and its shareholders’ exposure to as many external factors as possible while still being listed on a reputable and recognized trading platform that provides liquidity for shareholders.

Recent Milestones / Current Portfolio

Thanks to our dedicated team, Camber has achieved many important milestones over the past several months.

Revenue Comparison

Q-2 Historical Reported Revenue Comparison:

Revenues for Q-2 2024 were derived primarily from the Company’s power solutions’ business, including from the design, sale and/or service of power generation units and systems.

2024 Q-2 versus Q-1 Comparison:

Revenues for the quarter ended 6/30/2024 were $9.22 million, as compared to revenues of $8.29 million for the quarter ended 3/31/2024, representing an increase of approximately 19.66%.

All figures referenced above are approximate and all descriptions above are qualified in their entirety by Camber’s filings with the Securities and Exchange Commission (the “SEC”) including, without limitation, Camber’s Quarterly Report on Form 10-Q filed on August 26, 2024 with the SEC (the “10-Q”) and available under "Investors -- SEC Filings" at www.camber.energy.  The prior period comparative financial information in the 10-Q is, as noted therein, that of Viking Energy Group, Inc. (“Viking”), a wholly-owned subsidiary of Camber as a result of the merger involving Camber and Viking that closed on or about August 1, 2023.

Other Highlights

Other highlights from 2024, as previously disclosed, include:

Current Portfolio

Camber has a majority interest in a long-standing, active business in a high-demand / high-growth sector, along with interests in industry-changing technologies that are beyond the research and development phase and in the early stages of commercialization:

❖	Simson-Maxwell Ltd. (https://www.simson-maxwell.com/) – Majority owned by Camber

○	Reputable participant in the power solutions’ business for over 80 years
○	Demand for primary and secondary power solutions is going to increase for many years as power consumption increases
○	Appropriate catalyst/platform to facilitate and manage growth given existing team (100 employees) and relationships (approx. 4,000 customers)

❖	Broken Conductor Protection (https://camberprotection.com/)

○	Solution designed to assist utilities with reducing wildfire risk and improving grid resiliency
○	Multiple patents
○	Independently tested by two nationally-recognized laboratories

❖	ESG Clean Energy System / Carbon-Capture Technology (https://esgcleanenergy.com/)

○	License to expansive intellectual property portfolio to unique clean energy & carbon-capture system
○	Exclusive for all of Canada and for several locations in the U.S.
○	Multiple revenue streams available through patented system
○	Designed to make carbon-capture economically viable (existing methods are energy-intensive and cost prohibitive)

❖	Viking Ozone Technology (https://vkin-ozone.com/)

○	clean, safe and sustainable technology for waste treatment
○	institutions (e.g. hospitals) and waste management companies are actively searching for alternatives to existing methods
○	Our majority-owned subsidiary, Simson-Maxwell, is already an approved vendor with a UK-based National Health Services Trust that manages approx. 1,000 hospitals
○	Established distribution arrangements in the UK, France, Switzerland and other countries

*****

We are grateful for the support and contributions of our talented team and for the support from our stakeholders, and remain steadfast in our commitment to improve in all areas within our control.

Sincerely,

James A. Doris

President & CEO

Camber Energy, Inc.

About Camber Energy, Inc.

Camber Energy, Inc. is a growth-oriented diversified energy company. Through its wholly-owned subsidiary, Viking Energy Group, Inc., Camber: (i) provides custom energy & power solutions to commercial and industrial clients in North America; (ii) holds an exclusive license in Canada to a patented carbon-capture system; and (iii) has a majority interest in: (a) entities with the intellectual property rights to patented and patent pending electric transmission and distribution broken conductor protection systems; and (b) an entity with intellectual property rights to a patented medical & bio-hazard waste treatment system using ozone technology. For more information, please visit the company's website at www.camber.energy.

SEC Reports

All figures referenced herein are approximate and all descriptions above are qualified in their entirety by Camber’s filings with the SEC and available under "Investors -- SEC Filings" at www.camber.energy.

Forward-Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained in this press release are "forward-looking statements", which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions or economic conditions with respect to the oil and gas industry, the COVID-19 pandemic, the performance of management, actions of government regulators, vendors, and suppliers, our cash flows and ability to obtain financing, competition, general economic conditions and other factors that are detailed in Camber's filings with the Securities and Exchange Commission.  We intend that all forward-looking statements be subject to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Camber cautions that the foregoing list of important factors is not complete, any forward-looking statement speaks only as of the date on which such statement is made, and Camber does not undertake to update any forward-looking statements that it may make, whether as a result of new information, future events or otherwise, except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Camber or any person acting its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Contact Information

Investors and Media:

Tel. 281.404.4387